SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2013

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 658-7470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Ambac Financial Group, Inc. (the “Company”) was held on December 18, 2013. Represented at the meeting were 36,770,207 shares, or approximately 81.7%, of the Company’s 45,002,524 shares of common stock outstanding and entitled to vote at the meeting. Set forth below are the final voting results for the actions taken by the stockholders at the meeting.

1.	The Company’s stockholders elected the five (5) director nominees named below to a term expiring at the 2014 annual meeting or until their successors are elected and qualified, with each receiving the following votes:

Name	Number of Votes For	Votes Withheld	Broker Non-Votes
Diana N. Adams	21,127,764	6,896,977	8,745,466

Victor Mandel	21,429,482	6,595,259	8,745,466

Nader Tavakoli	23,393,636	4,631,105	8,745,466

Eugene M. Bullis	21,428,976	6,595,765	8,745,466

Jeffrey S. Stein	21,700,522	6,324,219	8,745,466

2.	The Company’s stockholders ratified the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013 with the following vote:

Number of Votes For	Votes Against	Abstentions
36,581,246	162,589	26,372

3.	The Company’s stockholders approved, by nonbinding vote, the compensation of our named executive officers, as disclosed in the Company’s 2013 Proxy Statement, with the following vote:

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
23,746,991	323,180	3,954,570	8,745,466

4.	The Company’s stockholders recommended, by nonbinding vote, that a stockholder vote to approve the compensation of our named executive officers should occur every year with the following vote:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
25,384,103	58,473	2,376,123	206,042	8,745,466

In accordance with the stockholders' recommendation, the Company has determined that an advisory vote on the compensation of our named executive officers will be conducted every year, until the next advisory vote on the frequency of the advisory vote on the compensation of our named executive officers.

5.	The Company’s stockholders approved the Company’s 2013 Incentive Compensation Plan with the following vote:

Number of Votes For	Votes Against	Abstentions	Broker Non-Votes
22,447,091	5,443,066	134,584	8,745,466

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)
Dated: December 18, 2013
	By:	/s/ Stephen M. Ksenak
Senior Managing Director, General Counsel and Corporate Secretary